Exhibit 10.1

Execution Version

FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED

CREDIT AND GUARANTY AGREEMENT

FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT (this “Amendment”), dated as of May 15, 2015 among FAIRMOUNT SANTROL INC. (f/k/a FAIRMOUNT MINERALS, LTD.), a Delaware corporation (the “U.S. Borrower” or the “Borrower Representative”), the signatories hereto each as a Lender under the Credit Agreement (as defined below) (the “Extending Lenders”) and BARCLAYS BANK PLC (“Barclays”), as administrative agent (in such capacity and including any successors, the “Administrative Agent”).

RECITALS

A. WHEREAS, Fairmount Santrol Holdings Inc. (f/k/a Fairmount Minerals Holdings, Inc.), a Delaware corporation (“Holdings”), the U.S. Borrower, certain subsidiaries of the U.S. Borrower, as Guarantors, Lake Shore Sand Company (Ontario) Ltd., an entity organized under the laws of the province of Ontario, Canada, as Canadian Borrower (the “Canadian Borrower”, and, together with the U.S. Borrower, the “Borrowers”), the Lenders party thereto from time to time, Barclays Bank PLC (“Barclays”), as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent (in such capacity, the “Collateral Agent”), Barclays Bank PLC, as the Revolving Administrative Agent (in such capacity, the “Revolving Administrative Agent”) and the other agents referred to therein are party to that certain Second Amended and Restated Credit and Guaranty Agreement dated as of September 5, 2013 (as amended from time to time prior to the date hereof, between the parties thereto, restated or otherwise modified prior to the date hereof, the “Credit Agreement”). Except as otherwise provided herein, all capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

B. WHEREAS, Section 10.05(e) of the Credit Agreement permits the Administrative Agent, the Collateral Agent and any Lender providing a Term Loan thereunder to amend the Credit Agreement to extend the maturity date of any such Term Loan with the consent solely of the Administrative Agent, the Collateral Agent and such Lender (and no other party), subject to certain requirements set forth in said Section;

C. WHEREAS, the Administrative Agent, the Collateral Agent and the Extending Lenders, each as a Lender holding a Tranche B-1 Term Loan under the Credit Agreement, have agreed to amend the Credit Agreement to extend the maturity date of such Tranche B-1 Term Loan to be coterminous with the maturity date of the Tranche B-2 Term Loans, and such Extended Term Loan (as defined below) shall be treated as a Tranche B-2 Term Loan for all purposes under the Credit Agreement, provided that such Extended Term Loan (i) shall have a separate CUSIP number from the Tranche B-1 Term Loans and the Tranche B-2 Term Loans, (ii) shall amortize in installments as a Tranche B-1 Term Loan prior to the Stated Maturity Dates for the Tranche B-1 Term Loans (and the Pro Rata Share of such Installments shall be calculated as if such Extended Term Loans were Tranche B-1 Term Loans) and (iii) may have separate Interest Payment Dates as a result of different Interest Periods applicable thereto.

D. WHEREAS, except as expressly provided for herein, the Borrower Representative shall pay to the Extending Lenders all interest, fees and other amounts due on the Extended Term Loans as if such Extended Term Loans were Tranche B-2 Term Loans;

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to the Credit Agreement.

(a) The definition of “Extended Term Loans” in Section 1.01 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“Extended Term Loans” means any Tranche B-1 Term Loans extended pursuant to an amendment under Section 10.05(e), including the Third Amendment to the Second Amended and Restated Credit and Guaranty Agreement dated as of April 30, 2015 and the Fourth Amendment to the Second Amended and Restated Credit and Guaranty Agreement dated as of May 15, 2015.

(b) The second proviso immediately following the first paragraph of Section 2.12 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“provided further that solely with respect to the Extended Term Loans, (i) such extended Loans shall not be paid on the Stated Maturity Date for the Tranche B-1 Term Loans, (ii) for each Installment Date after December 31, 2016 and prior to the Stated Maturity Date for the Tranche B-2 Term Loans, the Installment to be paid on such date shall be the sum of (x) the aggregate amounts set forth above with respect to the Tranche B-2 Term Loan Installments and (y) $412,476.66 and (iii) the Installment to be paid on the Stated Maturity Date for the Tranche B-2 Term Loans shall be increased by $154,482,537.20, in each case of clause (ii) and (iii) subject to the last paragraph of this Section 2.12 (provided that, for the avoidance of doubt, in calculating such reduction for Installments (A) prior to the Stated Maturity Date for the Tranche B-1 Term Loans, the amount of Tranche B-1 Term Loan Installments will not be reduced by prepayments except to the extent of prepayments on the Tranche B-1 Term Loans (and not any Extended Term Loans) and (B) after the Stated Maturity Date for the Tranche B-1 Term Loans (but not before), the amount of Tranche B-2 Term Loan Installments shall be reduced by prepayments of the Extended Term Loans). For the avoidance of doubt, (x) no Term Lender holding a Tranche B-2 Term Loan shall receive an Installment in a lesser amount as a result of this second proviso than as set forth in this Section 2.12 as in effect on the Restatement Date under “Tranche B-2 Term Loan Installments” and (y) any prepayment made in respect of any Extended Term Loan or any Tranche B-2 Term Loan must be made pro rata in respect of all Extended Term Loans and Tranche B-2 Term Loans as a single class based on the outstanding principal amount of all such loans.”

SECTION 2. Extension of Maturity Date.

(a) As required by Section 10.05(e), (i) the aggregate principal amount of the Tranche B-1 Term Loans held by the Extending Lenders, as amended herein (the “Extended Term Loans”) does not exceed the aggregate principal amount of the Tranche B-1 Term Loans subject to such extension, (ii) the Weighted Average Life to Maturity of the Extended Term Loans is not shorter than the Weighted Average Life to Maturity of the Tranche B-1 Term Loans subject to such extension on the Effective Date (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the Tranche B-1 Term Loans) and (iii) except with respect to the interest rate, all other terms applicable to the Extended Term Loans are substantially identical to, or less favorable to the Extending Lenders than, those applicable to the Tranche B-1 Term Loans subject to such extension, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such extension. An Extended Term Loan shall be treated as a Tranche B-2 Term Loan for all purposes under the Credit Agreement (including for Section 2.15); provided that the Extended Term Loans (i) shall have a separate CUSIP number from the Tranche B-1 Term Loans and the Tranche B-2 Term Loans, (ii) shall amortize in installments as a Tranche B-1 Term Loan prior to the Stated Maturity Date for the Tranche B-1 Term Loans (and the Pro Rata Share of such Installments shall be calculated as if such Extended Term Loans were Tranche B-1 Term Loans) and (iii) may have separate Interest Payment Dates as a result of different Interest Periods applicable thereto.

(b) Except as expressly set forth above, the Borrower Representative shall pay to the Extending Lenders all interest due on the Extended Term Loans as if such Extended Term Loans were Tranche B-2 Term Loans.

(c) On the Effective Date (or on the next Business Day following the Effective Date), the Borrower Representative shall pay to the Extending Lenders all accrued interest due on the Extended Term Loans. Each Extending Lender hereby authorizes the Administrative Agent to cause as soon as practicable and in a manner that minimizes expenses of the Borrower Representative under Section 2.18 of the Credit Agreement the Interest Payment Dates with respect to the Extended Term Loans to be the same as those applicable to the Tranche B-2 Term Loans and waives any claim it may have under Section 2.18(c) of the Credit Agreement in connection therewith. In furtherance of the foregoing, on the Effective Date (or on the next Business Day following the Effective Date), the Borrower Representative shall also pay to the Term Lenders holding Tranche B-2 Term Loans all accrued interest due on such Tranche B-2 Term Loans, to the Term Lenders holding Tranche B-1 Term Loans (which, for the avoidance of doubt shall exclude the Extending Lenders) all accrued interest due on such Tranche B-1 Term Loans and to the Term Lenders holding any previously extended Extended Term Loans (as defined in the Credit Agreement) all accrued interest due on such Extended Term Loans (as defined in the Credit Agreement).

SECTION 3. Term Loan Note. Each Extending Lender shall deliver any existing Tranche B-1 Term Loan Note held by such Extending Lender to the Administrative Agent to be returned to the Borrower Representative. If so requested by an Extending Lender, the Borrower Representative shall execute and deliver to such Extending Lender a Note to evidence such Extending Lender’s Extended Term Loan.

SECTION 4. Representations and Warranties. The Borrower Representative hereby represents and warrants to the Extending Lenders and the Administrative Agent that the following statements are true and correct in all respects:

(a) the representations and warranties set forth in Article IV of the Credit Agreement are true and correct in all material respects on and as of the date hereof to the same extent as if made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that to the extent any such representation and warranty is already qualified by materiality or Material Adverse Effect, such representation and warranty shall be true and correct in all respects;

(b) each Loan Party has the requisite power and authority to execute and deliver this Amendment and to perform its obligations under this Amendment and each Loan Document, as amended hereby. The execution and delivery of this Amendment and the performance by each Loan Party of this Amendment and each Loan Document (as amended hereby) to which it is a party have been duly approved by all necessary organizational action of each such Loan Party; and

(c) this Amendment has been duly executed and delivered by each Loan Party that is a party hereto and thereto and this Amendment is the legally valid and binding obligation of such Loan Party thereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

SECTION 5. Conditions to Effectiveness of this Amendment. The effectiveness of the Amendment shall be subject to the following conditions precedent and subsequent (the date on which such conditions precedent have been satisfied (or waived) is referred to herein as the “Effective Date”):

(a) The Administrative Agent shall have received duly executed counterparts of this Amendment from each Extending Lender and the Borrower Representative, which shall be originals or facsimiles or “.pdf” files (followed promptly by originals) unless otherwise specified, properly executed by an Authorized Officer of the signing Extending Lenders, dated as of the Effective Date.

(b) A consent fee for the account of each Extending Lender in an amount equal to 2.50% of the aggregate amount of Tranche B-1 Term Loans held by such Extending Lender on the Effective Date shall be earned in full on the Effective Date and paid on the Business Day following the Effective Date.

(c) No Default or Event of Default shall exist, or would result from the execution and delivery of this Amendment.

(d) If so requested by any Extending Lenders at least two Business Days prior to the Effective Date, the Administrative Agent shall have received such executed Term Loan Notes from the Borrower Representative.

SECTION 6. Effect of the Amendment. On and after the Effective Date, each reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Credit Agreement as amended by this Amendment (as so amended, the “Amended Credit Agreement”). Except as expressly provided in this Amendment, nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. On and after the Effective Date, (i) this Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents and (ii) the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import, as used in the Credit Agreement, shall, unless the context otherwise requires, mean the Amended Credit Agreement. Each Loan Party hereby confirms that except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect.

SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other customary means of electronic transmission (e.g., “.pdf”) shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 8. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

SECTION 9. Submission to Jurisdiction. Section 10.15 of the Credit Agreement is hereby incorporated by reference.

SECTION 10. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed by its duly authorized officers, all as of the date first above written.

FAIRMOUNT SANTROL INC.

By:	/s/ Christopher Nagel
	Name:	Christopher Nagel
	Title:	Chief Financial Officer

[Signature page to the Amendment]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed by its duly authorized officers, all as of the date first above written.

BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent

By:	/s/ Vanessa A. Kurbatskiy
	Name:	Vanessa A. Kurbatskiy
	Title:	Vice President

[Signature page to the Amendment]